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                             JAMES J. SLAWSKI, CPA
            1111 ELM STREET, SUITE 16A * WEST SPRINGFIELD, MA 01069
                            TELEPHONE (413) 739-0020
                               FAX (413) 739-4162

                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITOR'S CONSENT

James J. Slawski C.P.A. does hereby consent to the inclusion of the audited financial statements which I prepared, to wit: Con-Test, Inc. financial statements for the years ending December 31, 1993 and 1992 and report dated April 21, 1994, except for Note 2, as to which the date is September 10, 1994 as part of this Form S-2 Registration Statement of ATC Environmental Inc. with the Securities and Exchange Commission.


James J. Slawski, C.P.A.
West Springfield, Massachusetts
September 8, 1995